UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                               ___________________

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): March 8, 2005

                           FREQUENCY ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                  1-8061                    11-1986657
 (State or other jurisdiction     (Commission               (I.R.S. Employer
       of incorporation)          File Number)             Identification No.)

 55 Charles Lindbergh Blvd., Mitchel Field, NY                    11553
    (Address of principal executive offices)                    (Zip Code)

                                 (516) 794-4500
              (Registrant's telephone number, including area code)

                                      NONE
              (Former name, former address and former fiscal year,
                         if changed since last report)
________________________________________________________________________________
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 |_| Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

 |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

 |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                                Page 1 of 6 pages

ITEM 2.02     RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On March 8, 2005, Frequency Electronics, Inc. issued a press release, which sets forth its results of operations for the quarter ended January 31, 2005. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Such information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 9.01 (c).    EXHIBITS.

     99.1  Press Release of Frequency Electronics, Inc., dated March 8, 2005.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               FREQUENCY ELECTRONICS, INC.


                                               By:   /s/ Alan Miller
                                                     ---------------
                                                        Alan Miller
                                                        Chief Financial Officer
                                                        and Treasurer

Dated: March 9, 2005

                                                                    Exhibit 99.1

                                  PRESS RELEASE

    Frequency Electronics Announces Results for 3rd Quarter Fiscal Year 2005

Mitchel Field, NY, March 8, 2005 - Frequency Electronics, Inc. (AMEX-FEI) today announced that revenues for the third quarter of fiscal year 2005, which ended 31 January 2005, were $11.2 million compared to $14.1 million for the same period of fiscal 2004. For the nine month period ended 31 January 2005, revenues were $43.3 million compared to $32.8 million in the first nine months of the previous fiscal year.

In the third quarter, the Company recorded a net loss of $368,000 ($0.04 per diluted share), compared to net income of $364,000, or $0.04 per diluted share, in the same quarter of fiscal 2004. For the nine month period ended 31 January 2005, net income was $1.5 million, or $0.17 per diluted share, compared to a net loss of $576,000 ($0.07 per diluted share) in the first nine months of the previous fiscal year. Results include prior period restatement of earnings per share and net income to reflect the Company's equity income from its investment in Morion, Inc.

General Joseph Franklin, Chairman of the Board, said: "The widely-reported slowdown in OEM wireless infrastructure purchasing that began in the last half of calendar year 2004 has been the primary influence on revenues in the last two quarters. Operating results in the past quarter were further impacted by increased development spending. Comparing this full fiscal year, which ends April 30th, with fiscal 2004, we continue to expect increased revenues and profitability. We will achieve this with no material contribution from our major new product developments. Looking ahead to next fiscal year, our investment in these new products will begin to contribute to the Company's ongoing growth."

Revenues for the Commercial Communications segment were $5.3 million for this past quarter and $25.4 million for the nine months of fiscal 2005. Revenues for the nine months of fiscal 2004 were $18.5 million. Included in the nine months of fiscal year 2005 revenues are commercial satellite sales, which rose to $4.3 million, compared to $1.4 million in the first nine months of fiscal 2004

Third quarter revenues for the US Government segment were $985,000 and $4.3 million for the nine months of fiscal 2005. Revenues for the nine months of fiscal 2004 were $5.3 million. Additional US government sales are included in the FEI-Zyfer segment.

FEI-Zyfer's revenues for the third quarter were $2.5 million and $6.6 million for the nine months of fiscal 2005, up from $4.0 million the first nine months of fiscal 2004. The large majority of FEI-Zyfer's revenues are derived from US government programs.

Gillam-FEI recorded revenues of $2.6 million for the third quarter and $7.6 million for the nine months of fiscal 2005. Revenues for the nine months of fiscal 2004 were $5.2 million.

Research and development expenses during the third quarter were $2.0 million, up
from  $1.2  million  and  $1.6  million  in  the  first  and  second   quarters,
respectively. During the quarter, investment in new developments included:

     o Precision  Reference  Standards (PRS) for wireline  networks,  a joint
       effort  between  FEI  Communications,   Gillam-FEI,  and  FEI-Zyfer.

     o High-temperature clock technology for energy exploration.

     o Additional applications for the FE-405 high precision oscillator series.

Chief Financial Officer, Alan Miller, added the following comments: "Operating margins during the quarter were impacted by lower revenues and the increased rate of R&D spending. Gross margins during the third quarter were 32.9%, compared to 34.4% for the preceding six months. R&D expenditures were 18% of revenues compared to 9% for the first six months. We anticipate R&D spending in the fourth quarter will return to levels comparable to the first half of the year."

About Frequency Electronics

Frequency Electronics, Inc. is a world leader in the design, development and manufacture of high-technology frequency, timing and synchronization products for voice, video and data telecommunications delivered by satellite or terrestrial means for both commercial and DOD customers. The Company's technologies provide unique solutions that are essential building blocks for the next generation of broadband wireless and fiber optic communications systems, for critical defense applications and for the ongoing expansion of existing wireless and wireline networks. Additional information is available on FEI's website: www.frequencyelectronics.com.

  Safe Harbor Statement under the Private Securities Litigation Reform Act of
                                     1995:
The Statements in this press release regarding the future constitute "forward-looking" statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, inability to integrate operations and personnel, actions by significant customers or competitors, general domestic and international economic conditions, consumer spending trends, reliance on key customers, continued acceptance of the Company's products in the marketplace, competitive factors, new products and technological changes, product prices and raw material costs, dependence upon third-party vendors, competitive developments, changes in manufacturing and transportation costs, the availability of capital, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Contact information: General Joseph P. Franklin, telephone : (516) 794-4500
         WEBSITE: www.frequencyelectronics.com


                                             Frequency Electronics, Inc. and Subsidiaries
                                             Consolidated Condensed Summary of Operations

                                              Quarter Ended                Nine Months Ended
                                               January 31,                     January 31,
                                           2005          2004(a)         2005(a)         2004(a)
                                               (unaudited)                     (unaudited)
                                                 (in thousands except per share data)
Net Sales                                 $11,222       $14,052          $43,266        $32,831
Cost of Sales                               7,529         9,279           28,537         22,171
                                          -------       -------          -------        -------
       Gross Margin                         3,693         4,773           14,729         10,660

Selling and Administrative                  2,567         2,945            8,759          8,134
Restructuring Charge                            -           305                -            431
Research and Development                    2,025         1,394            4,850          4,309
                                          -------       -------          -------        -------
       Operating (Loss) Profit               (899)          129            1,120         (2,214)
Interest and Other, Net (a)                   361           388            1,225          1,606
                                          -------       -------          -------        -------
(Loss) Income before Taxes &
      Minority Interest                      (538)          517            2,345           (608)
Minority Interest                               -           (25)              (1)          (132)
                                          -------       -------          -------        -------
(Loss) Income before Income Taxes            (538)          542            2,346           (476)
Income Tax (Benefit) Provision               (170)          178              830            100
                                          -------       -------          -------        -------
       Net (Loss) Income                  $  (368)      $   364          $ 1,516        $  (576)
                                          =======       =======          =======        =======

Net (Loss) Income per Share:
         Basic                           $ (0.04)        $ 0.04          $ 0.18         $ (0.07)
                                         =======         ======          ======         =======
         Diluted                         $ (0.04)        $ 0.04          $ 0.17         $ (0.07)
                                         =======         ======          ======         =======
Average Shares Outstanding
         Basic                          8,499,274      8,379,375        8,473,679      8,364,837
                                        =========      =========        =========      =========
         Diluted                        8,499,274      8,589,893        8,682,099      8,364,837
                                        =========      =========        =========      =========

     (a) Prior period amounts have been restated to reflect the Company's equity income from its investment in Morion, Inc.

                                    Frequency Electronics, Inc. and Subsidiaries
                                         Consolidated Condensed Balance Sheets

                                          January 31,             April 30,
                                             2005                  2004(a)
                                                    (in thousands)
ASSETS
Cash & Marketable Securities               $ 34,400              $ 31,389
Accounts Receivable                          12,862                15,036
Inventories                                  23,116                21,925
Other Current Assets                          3,110                 4,485
Property, Plant & Equipment                  11,158                11,486
Other Assets                                  9,722                 8,546
                                           --------              --------
                                           $ 94,368              $ 92,867
                                           ========              ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities                        $  9,091              $ 11,827
Long-term Obligations and Other              17,237                17,657
Stockholder' Equity                          68,040                63,383
                                           --------              --------
                                           $ 94,368              $ 92,867
                                           ========              ========